As filed with the Securities and Exchange Commission on July 8, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Oxford Lane Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland	27-2859071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.75% Notes due 2030	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-272286

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered.

This Form 8-A is being filed in connection with the offering by Oxford Lane Capital Corporation, a Maryland corporation (the “Registrant”), of its 8.75% Notes due 2030 (the “Notes”). The Notes are expected to be listed on the NASDAQ Global Select Market (“Nasdaq”) and to trade on Nasdaq within 30 days of the issue date under the trading symbol “OXLCI.”

For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (Registration No. 333-272286) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the headings “Specific Terms of The Notes and the Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated June 27, 2024, as filed with the Commission on June 28, 2024 pursuant to Rule 424 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated herein by reference.

Item 2.	Exhibits.

Number	Exhibit

3.1	Articles of Amendment and Restatement of Oxford Lane Capital Corp. (incorporated by reference to Exhibit (a) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-167803 and 811-22432) filed on November 30, 2010).

3.2

Amendment to the Articles of Amendment Increasing Authorized Shares, dated January 31, 2020 (incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (File No. 333-225462) filed on February 7, 2020).

3.3	Third Amended and Restated Bylaws (incorporated by reference to Exhibit (b) to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form N-2 (File No. 333-236574) filed on September 9, 2022).

4.1	Base Indenture, dated as of March 16, 2021, by and between Registrant and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 16, 2021 and incorporated herein by reference).

4.2	Third Supplemental Indenture, dated as of July 8, 2024, by and between Registrant and U.S. Bank Trust Company, National Association, as trustee (previously filed in connection with Exhibit (d)(13) to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-272286), filed on July 8, 2024 and incorporated by reference herein).

4.3	Form of 8.75% Note due 2030 (incorporated by reference to Exhibit 4.2 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 8, 2024	Oxford Lane Capital Corp.

	By:	/s/ Jonathan H. Cohen
		Name:	Jonathan H. Cohen
		Title:	Chief Executive Officer